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Exhibit 99.4

LA QUINTA PROPERTIES, INC.

Letter to Clients
Regarding Its
Offer to Exchange
8 7/8% Senior Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933, as amended
For
Any and All of Its Outstandinge
8 7/8% Senior Notes Due 2011

                        , 2003

To Our Clients:

        We are enclosing herewith a prospectus dated                        , 2003 (as the same may be amended and supplemented from time to time, the "prospectus") and the related Letter of Transmittal (which together with the prospectus constitute the "exchange offer"), in connection with the offer by La Quinta Properties, Inc., a Delaware corporation (the "Company") to exchange up to $325 million aggregate principal amount of 8 7/8% Senior Notes due 2011 of the Company (the "new notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 8 7/8% Senior Notes due 2011 (the "old notes"), upon the terms and subject to the conditions set forth in the exchange offer. As set forth in the prospectus, the terms of the new notes are identical in all material respects to the old notes, except that the new notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes.

        The enclosed material is being forwarded to you as the beneficial owner of old notes held by us for your account or benefit but not registered in your name. An exchange of old notes may only be made by us as the registered holder pursuant to your instructions. Therefore, the Company urges beneficial owners of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange old notes in the exchange offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of old notes held by us for your account. The exchange offer provides a procedure for holders to tender by means of guaranteed delivery.

        We request instructions as to whether you wish to tender any or all of your old notes held by us for your account or benefit pursuant to the terms and subject to the conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the prospectus and Letter of Transmittal before instructing us to exchange your old notes and confirming that we may make the representations contained in the Letter of Transmittal.

        Your attention is directed to the following:

1.
The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003, unless extended (the "expiration date"). The exchange offer will not, under any circumstances, extend beyond            , 2003.

2.
Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date if such old notes have not been previously accepted for exchange pursuant to the exchange offer.

3.
The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered, except that old notes may be tendered only in an aggregate principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

4.
The forms and terms of the new notes are the same in all material respects as the forms and terms of the old notes which they replace, except that the new notes have been registered under the Securities Act. Interest on the new notes will accrue from the most recent interest payment date on the old notes, or, if no interest has been paid on the old notes, from March 19, 2003.

5.
Based on interpretations by the staff of the Division of Corporation Finance of the Securities Exchange Commission (the "SEC") as set forth in certain interpretative letters addressed to third parties in other transactions, new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provision of the Securities Act, provided that such new notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such new notes. See "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991), and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988).

6.
The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present.

7.
Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, the Company will not be required to accept for exchange, or to exchange. any new notes for any old notes and may terminate the exchange offer (whether or not any old notes have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the conditions described in the prospectus under "The Exchange Offer—Conditions to the Exchange Offer" have occurred or exist or have not been satisfied.

8.
The Company will not pay or cause to be paid any transfer taxes payable on the transfer of old notes to it, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

        The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of old notes residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

        If you wish us to tender any or all of your old notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize a tender of your old notes, the entire principal amount of old notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date. Again, please note that the accompanying Letter of Transmittal is furnished to you only for informational purposes and may not be used by you to exchange old notes held by us and registered in our name for your account or benefit.

LA QUINTA PROPERTIES, INC.

Offer to Exchange
8 7/8% Senior Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933, as amended
For
Any and All of Its Outstanding
8 7/8% Senior Notes Due 2011

Instructions to Registered Holder from Beneficial Owner

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and related Letter of Transmittal in connection with the offer by La Quinta Properties, Inc. (the "Company") to exchange new notes for old notes.

        This will instruct you to tender the principal amount of old notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus dated                        , 2003 and the related Letter of Transmittal.

        The undersigned represents that (i) the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such new notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 under the Securities Act of 1933, as amended, of the Company and (iv) the undersigned is not a "broker" or "dealer" that acquired old notes for its own account pursuant to marking making or other trading activities.

Sign here: (Signature(s))	Dated:
Securities which are to be tendered:
☐ Tender all of the old notes
Aggregate Principal Amount*
Name(s) (Please Print)
Address
Zip Code
Area Code and Telephone Number

*Unless otherwise indicated, it will be assumed that all of the old notes listed are to be tendered.

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  Exhibit 99.4